AGREEMENT OF LEASE

BETWEEN

AZUL NYC LLC,

AS LANDLORD,

AND

COMPASS PATHWAYS, INC.,

AS TENANT.

PREMISES:
Entire Seventh (7th) Floor
44 West 37th Street
New York, New York

TABLE OF CONTENTS

Article                                                  Page

1.Basic Lease Terms    1
2.Use and Occupancy    3
3.Tenant's Alterations    3
4.Repairs    5
5.Window Cleaning    6
6.Requirements of Law; Floor Load    6
7.Subordination    7
8.Rules and Regulations    9
9.Insurance    9
10.Destruction of Premises; Property Loss or Damage    11
11.Condemnation    12
12.Assignment and Subletting    13
13.Condition of Premises    21
14.Access to Premises    21
15.Intentionally Omitted    22
16.Landlord's Liability    22
17.Default    23
18.Remedies and Damages    25
19.Fees and Expenses    28
20.No Representations By Landlord    29
21.End of Term    29
22.Quiet Enjoyment    30
23.Failure to Give Possession    30
24.No Waiver    30
25.Waiver of Trial By Jury    31
26.Inability to Perform    32
27.Bills and Notices    32
28.Escalations    33
29.Services    36
30.Electricity    37
31.Relocation    37
32.Vault Space    37
33.Security Deposit    38
34.Captions and Additional Definitions    39
35.Parties Bound    39
36.Broker    39
37.Indemnity    39
38.Adjacent Excavation Shoring    40
39.Tenant's Certificate    40
40.Hazardous Substances    41
41.Miscellaneous Provisions    42
42.Termination Option    44

List of Exhibits

Exhibit “A” – Floor Plan of Premises
Exhibit “B” – Landlord's Work
Exhibit “C” – Landlord’s Certificate
Exhibit “D” – Rent Schedule
Exhibit “E” – Furniture
AGREEMENT OF LEASE

THIS AGREEMENT OF LEASE (this "Lease") is made as of this ____ day of September 2023 by and between AZUL NYC LLC, a New York limited liability company having an office at 1370 Broadway, Suite 613, New York, New York 10018 ("Landlord") and COMPASS PATHWAYS, INC., a Delaware corporation authorized to transact business in the State of New York having an office at 130 Madison Avenue, 3rd Floor, New York, New York 10016 ("Tenant").
ii

1.    BASIC LEASE TERMS.

A.    Definitions. The following definitions contained in this subsection A of this Article 1 shall have the meanings hereinafter set forth used throughout this Lease and the Exhibits annexed hereto and made a part hereof.

(i)“Additional Rent” shall mean the amounts payable by Tenant on account of Tenant’s Proportionate Share of Taxes as described in Article 28 herein, the Electric Charges as described in Article 30 herein, and all other amounts expressly identified as being Additional Rent payable by Tenant to Landlord under this Lease.

(ii)"Base Tax Year" shall mean the Taxes payable for the 2023/2024 Tax Year (as defined in Article 28 hereof).

(iii)"Broker" shall collectively mean Handler Real Estate Services and Officio.

(iv)"Building" shall mean the building known as 44 West 37th Street, City, County and State of New York.

(v)"Commencement Date" shall mean the later of (a) October 9, 2023, or (b) the earlier of (1) the date on which Landlord's Work (as defined in Exhibit “C” annexed hereto) in the Premises is Substantially Completed (as defined in Exhibit “C” annexed hereto), (2) the date on which Landlord's Work in the Premises would have been Substantially Completed but for the occurrence of any Tenant Delay Days (as defined in Exhibit “C” annexed hereto), or (3) the date Tenant occupies the Premises for the purposes of conducting its business therein.

(vi)“Electric Charges” shall mean the charges and expenses payable by Tenant to Landlord in connection with Tenant’s consumption of electricity in the Premises measured by a submeter as more fully set forth in Article 30 hereof.

(vii)“Expiration Date" shall mean the date that is three (3) years following the last day of the month in which the Commencement Date occurs.

(viii)"Landlord's Work" shall mean the improvements performed by Landlord as set forth on Exhibit “B” annexed hereto and made a part hereof.

(ix)"Lease Year" shall mean a period of twelve (12) consecutive calendar months. The first "Lease Year" shall commence on the Commencement Date, and shall end with the expiration of the next succeeding twelve (12) months, plus the number of days, if any, required to have the period end at the expiration of the calendar month, and each Lease Year shall run consecutively thereafter.

(x)"Permitted Uses" shall mean general, executive and administrative office use only.

(xi)"Premises" shall mean the entire rentable portion of the seventh (7th) floor in the Building as more particularly shown cross-hatched on Exhibit "A" annexed hereto and made a part hereof.

(xii)"Rent" for the Premises shall mean the base rent payable by Tenant to Landlord as set forth on Exhibit "D" annexed hereto.

(xiii)"Security Deposit" shall mean $80,000.00.

(xiv)"Tenant Party" means any of the following: Tenant, any assignees claiming by, through or under Tenant, any subtenant claiming by, through or under Tenant; and any of their respective agents, contractors, employees, and licensees.

(xv)"Tenant's Proportionate Share" shall mean 9%.

(xvi)"Term" shall mean three (3) years commencing on the Commencement Date and ending on the Expiration Date, unless sooner terminated pursuant to any of the terms, covenants or conditions of this Lease.

B.    Demise. Subject to and upon the terms and conditions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises.

C.    Rent. Commencing on the Commencement Date, and continuing each Lease Year throughout the Term, Tenant shall pay Landlord the annual Rent payable without demand, on or in advance of the first day of each month in equal monthly installments, in lawful money (legal tender for public or private debts) of the United States of America, at the office of Landlord or such other place as Landlord may designate from time to time without any set-off, offset, abatement or deduction whatsoever (except as otherwise set forth herein). If the Commencement Date occurs on a date other than the first day of a calendar month, then Tenant shall pay to Landlord on or before the first day of the next month the monthly installment of Rent for such partial month on a pro rata basis (based on the actual number of days in the commencement month). Simultaneously with Tenant’s execution of this Lease, Tenant shall pay to Landlord the first monthly installment of Rent in the amount of $20,000.00.

    D.     Landlord's Certificate. Tenant shall, at Landlord's option, within ten (10) business days of written request made by Landlord to Tenant, execute the certificate (the "Landlord's Certificate") annexed hereto as Exhibit "C" certifying the Commencement Date and the Expiration Date of this Lease and such dates shall be deemed conclusive for purposes of this Article and this Lease. The failure by Tenant to so execute the Landlord's Certificate in good faith by the date so specified above shall not defer the Commencement Date or otherwise invalidate the Lease.

2.    USE AND OCCUPANCY. Tenant agrees to use and occupy the Premises for the Permitted Uses, and for no other purpose. The provisions of this Article shall be binding upon Tenant's successors, assigns, subtenants and licensees and shall not be waived by any consent to an assignment or subletting or otherwise except by written instrument expressly referring to this Article. Tenant shall not commit waste, materially overload the Building's systems (e.g., plumbing, electrical, HVAC, mechanical, life-safety, etc.) or subject the Premises to use that would damage the Premises, normal wear and tear excepted.

3.     TENANT'S ALTERATIONS.

A.    Alterations Within Premises. Tenant shall not make or perform or permit the making or performance of, any alterations, installations, improvements, additions or other physical changes in or about the Premises ("Alterations") without Landlord's prior consent, such consent not to be unreasonably withheld, conditioned or delayed. Subject to the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed), and to the provisions of this Article, Tenant, at Tenant's expense, may make Alterations in or to the interior of the Premises which are nonstructural, do not materially and adversely affect the Building's mechanical, electrical, plumbing, or other Building systems or the structural integrity of the Building, do not affect any part of the Building other than the Premises, do not affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, do not reduce the value or utility of the Building and which are performed only by licensed contractors and mechanics first approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed) and in compliance with all applicable laws. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord’s consent for repainting, recarpeting, or other alterations, tenant improvements, alterations or physical additions to the Premises which are cosmetic in nature totaling less than $50,000 in any single instance or series of related alterations performed within a six-month period (“Minor Alterations”), in each case provided that such alterations, additions and improvements will not affect the Building’s structural or mechanical systems. Tenant shall not perform work which would (i) require changes to the structural components of the Building or the exterior design of the Building, (ii) require any material adverse modification to the Building's mechanical, electrical, plumbing installations or other Building installations outside the Premises, (iii) not be in compliance with all applicable laws, rules, regulations and requirements of any governmental department having jurisdiction over the Building and/or the construction of the Premises, including but not limited to, the Americans with Disabilities Act of 1990, or (iv) be incompatible with the Certificate of Occupancy for the Building. Any changes required by any governmental department which are the result of the Alterations shall be performed at Tenant's sole cost. All Alterations shall be done at Tenant's expense and at such times and in such manner as Landlord may from time to time reasonably designate pursuant to the conditions for Alterations prescribed by Landlord for the Building.

B.    Restoration of Premises. All furniture, furnishings and movable fixtures and removable partitions installed by Tenant must be removed from the Premises by Tenant, at Tenant's expense, prior to the Expiration Date. Except for Specialty Alterations (as defined herein), all Alterations in and to the Premises which may be made by Tenant prior to and during the Term, or any renewal thereof, shall become the property of Landlord upon the Expiration Date or earlier end of the Term or any renewal thereof, and shall not be removed from the Premises by Tenant. Tenant shall be obligated to remove Specialty Alterations from the Premises, at Tenant's expense, prior to the Expiration Date. Tenant shall repair and restore in a good and workmanlike manner to Building standard original condition (reasonable wear and tear excepted) any damage to the Premises or the Building caused by such removal. Any other property not so removed by Tenant at or prior to the Expiration Date or earlier termination of the Term shall become the property of Landlord, but nothing herein shall be deemed to relieve Tenant of responsibility for the cost of removal of any such Specialty Alterations or other property which Tenant is obligated to remove hereunder. “Specialty Alterations” shall include Alterations consisting of kitchens, pantries, executive bathrooms, computer installations, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, conveyors, dumbwaiters and other Alterations of a similar character, which would be unusually difficult and expensive to remove and are not typical for normal office space and which were not installed or performed as part of Landlord’s Work.

    C.    Submission of Plans. Prior to making any Alterations, other than Minor Alterations, Tenant (i) shall submit to Landlord or to a consultant appointed by Landlord ("Landlord's Consultant") two (2) sets of detailed plans and specifications (including, to the extent applicable, layout, architectural, mechanical, electrical, plumbing, proposed floor and electrical loads, sprinkler and structural drawings stamped by a professional engineer or architect licensed in the State of New York) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specifications, such approval not to be unreasonably withheld, conditioned or delayed, (ii) shall pay to Landlord all costs and expenses reasonably incurred by Landlord (including the cost of Landlord's Consultant) in connection with Landlord's review of Tenant's plans and specifications, capped at $3,500.00, (iii) shall, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies, and (iv) shall furnish to Landlord evidence that Tenant, and Tenant's contractors and subcontractors engaged in connection with such Alterations, are carrying such insurance as Landlord may require. Upon completion of such Alteration, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alteration, including the "as-built" drawings showing such Alterations, required by any governmental or quasi-governmental bodies and shall furnish Landlord with copies thereof. In the event Landlord fails to respond to Tenant's request for consent to Alterations within fifteen (15) days of Tenant's submission to Landlord of Tenant's plans, said plans (and any resubmission of same in the event such plans are reasonably disapproved by Landlord within the applicable period) shall deemed to be approved by Landlord, and Tenant shall be entitled to commence construction of the Tenant's Alterations. If Landlord objects to or disapproves of any of Tenant's plans, it shall state its objections in writing, with reasonable specificity such that Tenant may amend its plans accordingly and re-submit same to Landlord for approval in accordance herewith. Landlord shall reasonably cooperate with Tenant in obtaining any required permits, approvals, and/or certificates required by any governmental or quasi-governmental bodies. All Alterations shall be made and performed in accordance with the Rules and Regulations (hereinafter defined) and in accordance with all applicable laws and ordinances, including the Americans with Disabilities Act of 1990, including but not limited to the accessibility provisions thereof; all materials and equipment to be incorporated in the Premises as a result of all Alterations shall be new and first quality; no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement. Landlord's approval of Tenant's plans, specifications and working drawings for Alterations shall create no responsibility or liability on the part of Landlord with respect to their completeness, design, sufficiency or compliance with all applicable laws, rules or regulations of governmental agencies or authorities.

D.     Performance and Payment Bonds. As a condition to Tenant performing any Alterations in or to the Premises costing in excess of $150,000.00 and prior to the commencement of any such Alterations, Landlord may request Tenant to furnish a contractor's performance and payment bond guaranteeing lien free completion of the work or alterations and payment of obligations to its sub-contractors and suppliers. The amount, form and substance of such bond shall be reasonably acceptable to Landlord, providing for a direct right of action against the surety by a claimant, naming Landlord and its Mortgagee as co-obligees, and shall be underwritten by a surety company authorized to do and doing business in the State of New York and with a "Best" rating of A+/VII, or better.

E.    Mechanics' Liens; Labor Conflicts.    Any mechanic's lien filed against the Premises, or the Real Property, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, shall be discharged by Tenant (other than with respect to Landlord’s Work) within thirty (30) days after Tenant receives notice of such lien to prevent the forfeiture of the Premises, the Real Property or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto, at Tenant's expense, by payment or filing the bond required by law. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, service provider, mechanic or laborer in the Premises, whether in connection with any Alterations, cleaning services or otherwise, if, in Landlord's sole but reasonable discretion, such employment will interfere or cause any conflict with other contractors, service providers, mechanics, or laborers engaged in the construction, cleaning, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall use best efforts to cause all contractors, service providers, mechanics or laborers causing such interference or conflict to leave the Building immediately.
4.    REPAIRS. Landlord shall consistently maintain in good condition and promptly repair the exterior of, structural portions and the public portions of the Building and all Building systems servicing the Premises throughout the Term. Tenant shall, throughout the Term, take good care of the Premises and the fixtures and appurtenances therein and at Tenant's sole cost and expense, make all nonstructural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted (subject to the provisions of Subsection C of Article 9 below). Tenant shall pay Landlord for all replacements to the lamps, tubes, ballasts and starters in the lighting fixtures installed in the Premises. Notwithstanding the foregoing but subject to the provisions of Subsection C of Article 9 below, all damage or injury to the Premises or, subject to Landlord's direction and supervision, to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from the neglect or improper conduct of, or Alterations made by, or any work, labor, service or equipment done for or supplied to, Tenant or any subtenant, or the installation, use or operation of any property or equipment by Tenant or any of Tenant's subtenants, agents, employees, invitees or licensees, shall be repaired promptly by Tenant, at its sole cost and expense, to the reasonable satisfaction of Landlord. Tenant also shall repair all damage to the Building and the Premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality and class equal to the original work or construction and shall be made in accordance with the provisions of Article 3 hereof. If Tenant fails after ten (10) days notice to proceed with due diligence to make repairs required to be made by Tenant hereunder, or if Landlord elects to make any repairs in or to the Building or the facilities and systems thereof for which Tenant is responsible, the same may be made by Landlord, at the expense of Tenant, and the reasonable, out-of-pocket expenses thereof incurred by Landlord shall be collectible by Landlord as Additional Rent promptly after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in the Premises for which Landlord may be responsible hereunder. Except as expressly provided in Article 10 hereof, or elsewhere in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building, or the Premises, or in or to fixtures, appurtenances, or equipment thereof. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. If at any time any windows of the Premises are temporarily or permanently closed, darkened or bricked-up, if required by law or related to any construction upon property adjacent to the Real Property by Landlord or others, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

5.    WINDOW CLEANING. Landlord shall clean the exterior of the windows in the Premises at least one (1) to two (2) times per year. The cost of such cleaning services shall be paid by Tenant as Additional Rent.

6.    REQUIREMENTS OF LAW; FLOOR LOAD.

A.    Requirements of Law. Tenant, at Tenant's sole expense, shall promptly comply with all present and future laws, statutes, orders, directives and regulations of federal, state, county, city and municipal authorities, departments, bureaus, boards, agencies, commissions and other sub-divisions thereof, and of any official thereof and any other governmental and quasi-public authority and all rules, orders, regulations or requirements of the New York Board of Fire Underwriters, or any other similar body which shall now or hereafter impose any violation, order or duty upon Landlord or Tenant with respect to the Premises as a result of the manner of use, occupation or alteration thereof by Tenant as opposed to the Permitted Use. Notwithstanding the foregoing, Tenant shall not be obligated to comply with any requirements requiring any structural alterations to the Building unless the application of such requirements arises from (i) the specific manner and nature of Tenant’s use or occupancy of the Premises, as distinct from general office use, (ii) Alterations made by Tenant, or (iii) a breach by Tenant of any provisions of this Lease. Subject to Tenant’s right to use the Premises for the Permitted Use, Tenant shall not do or permit to be done any act or thing upon the Premises which is contrary to and will invalidate or be in conflict with any liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the Building and fixtures and property therein, or which shall or might subject Landlord to any liability or responsibility to any person or for property damage. Tenant shall not do, or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the New York City Fire Department, New York Board of Fire Underwriters, New York Fire Insurance Rating Organization or other authority having jurisdiction and then only in such quantity and manner as not to increase the insurance rate applicable to the Building, or use the Premises in a manner (other than the Permitted Use) which shall increase the rate of fire insurance on the Building or on property located therein, over that in similar type buildings or in effect prior to this Lease. If by reason of Tenant's failure to comply with the provisions of this Article, the fire insurance rate shall at the beginning of this Lease or at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord, as Additional Rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure of use by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or the Premises issued by the New York Fire Insurance Rating Organization, or other body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Premises. Any work or installations made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to this Article shall be made in conformity with, and subject to the provisions of, Article 3 hereof. It is acknowledged and agreed by Landlord that the mere use of the Premises by Tenant for the Permitted Use shall not be deemed to violate any of the above referenced provisions or cause an increase in the fire insurance rates of Landlord.

B.    Floor Load. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law which is no less than 120 pounds per square foot area. Landlord reserves the right to prescribe the weight and position of all safes, business machines and heavy equipment and installations such that the same are placed and maintained by Tenant, at Tenant's expense, in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, such consent not to be unreasonably withheld, conditioned or delayed. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto, and shall be done during such hours as Landlord may designate.

7.    SUBORDINATION.

A.    This Lease is subject and subordinate to each and every ground or underlying lease of the Real Property or the Building which may exist as of the date of this Lease (collectively, the "Superior Leases") and to each and every trust indenture and mortgage (collectively the "Mortgages") which may now or hereafter affect the Real Property, the Building or any such Superior Lease and the leasehold interest created thereby, and to all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof or thereto, substitutions therefor and advances made thereunder (the mortgagee or beneficiary under any such Mortgages or the lessor under any such Superior Leases are referred to herein as a "Landlord's Mortgagee"). This clause shall be self-operative and no further instrument of subordination shall be required to make the interest of any lessor under a Superior Lease, or trustee or mortgagee of a Mortgage superior to the interest of Tenant hereunder. In confirmation of such subordination, however, Tenant shall execute promptly any certificate that Landlord may request. If the date of expiration of any Superior Lease shall be the same day as the Expiration Date, the Term shall end and expire twelve (12) hours prior to the expiration of the Superior Lease. Landlord represents and warrants that the Permitted Uses under the Lease do not violate any Superior Lease or Mortgage, and that if Tenant complies with the terms of this Lease, it shall be in compliance with the terms of any Superior Lease and Mortgage. If, at any time Landlord's obligations as lessee under the Superior Lease require Landlord to modify any of its obligations under, or any of the terms of, this Lease or if, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, any lending institution shall request reasonable modifications of this Lease, provided such modifications do not materially increase the obligations or materially and adversely affect the rights of Tenant under this Lease, Tenant covenants to make such modifications.

B.    Attornment.    If at any time prior to the expiration of the Term, any Mortgage shall be foreclosed or any Superior Lease shall terminate or be terminated for any reason, Tenant agrees, at the election and upon demand of any owner of the Real Property or the Building, or the lessor under any such Superior Lease, or of any mortgagee in possession of the Real Property or the Building, to attorn, from time to time, to any such owner, lessor or mortgagee, upon the then executory terms and conditions of this Lease, for the remainder of the term originally demised in this Lease, provided that such owner, lessor or mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall not then be entitled to possession of the Premises. The provisions of this subsection B shall inure to the benefit of any such owner, lessor or mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, lessor or mortgagee, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this subsection B, satisfactory to any such owner, lessor or mortgagee, and Tenant acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this subsection B shall be construed to impair any right otherwise exercisable by any such owner, lessor or mortgagee.

C.    Notice to Landlord's Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any landlord's mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

D.    Landlord's Mortgagee's Protection Provisions. If Landlord's Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord's Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or Additional Rent or advance rent which Tenant might have paid for more than the current and next following month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord's Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord's Mortgagee's consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord's Mortgagee's consent pursuant to the terms of the loan documents between Landlord and Landlord's Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord's Mortgagee, and (C) Tenant has provided written notice to Landlord's Mortgagee and provided Landlord's Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord's Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Real Property and the Building. Nothing in this Lease shall be construed to require Landlord's Mortgagee to see to the application of the proceeds of any loan, and Tenant's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

8.    RULES AND REGULATIONS. Tenant and Tenant's employees, agents, visitors and licensees shall observe faithfully, and comply with, the Rules and Regulations of the Building and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt (collectively, the "Rules and Regulations") on such notice to be given as Landlord may elect. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, against any other tenant (except to the extent same constitutes a violation of Tenant’s leasehold rights hereunder) and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees. Landlord shall not enforce such Rules and Regulations in a discriminatory manner. In the event of any inconsistencies between the Rules and Regulations and the terms of this Lease, this Lease shall prevail.

9.    INSURANCE.

    A.    Liability Insurance. Tenant shall obtain at its own expense and keep in full force and effect during the Term, (1) a policy of commercial general liability insurance (including, without limitation, insurance covering Tenant's contractual liability under this Lease) (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy, Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter in such amounts as Landlord may reasonably require), under which Tenant is named as the insured, and Landlord, Landlord's managing agent, the present and any future mortgagee of the Real Property or the Building and/or such other designees specified by Landlord, from time to time, as additional insureds and insuring the same against all against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of any of Tenant's equipment or other property that may be located on or about the Premises (other than inside the Premises), and (2) worker's compensation insurance. Such policy shall contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $3,000,000.00 per occurrence. Tenant shall also maintain property damage insurance in the amount of $1,000,000.00 per occurrence. Tenant shall also maintain at its own expense during the Term a policy of workers' compensation insurance providing statutory benefits for Tenant's employees and employer's liability. Tenant shall provide to Landlord prior the Commencement Date, and at least ten (10) days prior to the termination of any existing policy, a certificate evidencing the effectiveness of the insurance policies required to be maintained hereunder which shall include the named insured, additional insured, carrier, policy number, limits of liability, effective date, the name of the insurance agent and its telephone number. Tenant shall provide Landlord with a complete copy of any such policy upon written request of Landlord. Tenant shall be permitted to obtain the insurance required hereunder pursuant to a blanket policy covering other properties provided the blanket policy contains an endorsement that names Landlord, Landlord's managing agent and/or designees specified by Landlord from time to time, as additional insureds, references the Premises, and guarantees a minimum limit available for the Premises equal to the amount of insurance required to be maintained hereunder. Each policy required hereunder shall contain a clause that the policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance. The limits of the insurance required under this subsection shall not limit the liability of Tenant under this Lease. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of "A-:8" or better and otherwise reasonably satisfactory to Landlord. In the event that Tenant fails to continuously maintain insurance as required by this subsection, Landlord may, at its option and without relieving Tenant of any obligation hereunder, order such insurance and pay for the same at the expense of Tenant. In such event, Tenant shall repay the amount expended by Landlord, with interest thereon, immediately upon Landlord's written demand therefor.

B.    "All Risk" Insurance and Business Interruption Insurance.

    (i)     Tenant shall also maintain at its own expense during the Term a policy against fire and other casualty on an "all risk" form covering all Alterations, construction and other improvements installed within the Premises, hereinafter installed by Tenant, and on all furniture, fixtures, equipment, personal property and inventory of Tenant located in the Premises and any property in the care, custody and control of Tenant (fixed or otherwise) sufficient to provide 100% full replacement value of such items, which policy shall otherwise comply with the provisions of subsections A and C of this Article 9.

    (ii)     Tenant shall also maintain at its own expense during the Term business interruption or rental value insurance in an amount at least equal to the rental value of the Premises for at least twelve (12) months (that is, the aggregate amount of all rent and other consideration payable under this Lease by Tenant).

C.    Waiver of Subrogation. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of the types described in this Article 9 that covers the Real Property, the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below). Additionally, Tenant waives any claim it may have against Landlord for any Loss to the extent such Loss is caused by a terrorist act. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party. Notwithstanding any provision in this Lease to the contrary, Landlord, its agents, employees and contractors shall not be liable to Tenant or to any party claiming by, through or under Tenant for (and Tenant hereby releases Landlord and its servants, agents, contractors, employees and invitees from any claim or responsibility for) any damage to or destruction, loss, or loss of use, or theft of any property of any Tenant Party located in or about the Real Property, the Building or the Premises, caused by casualty, theft, fire, third parties or any other matter or cause, regardless of whether the negligence of any party caused such loss in whole or in part. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of any Tenant Party located in or about the Real Property, the Building or the Premises.

D.    Landlord’s Insurance. Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of New York on the Building in amounts and upon terms that a reasonably prudent owner would maintain with respect to a building of similar size and location, against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, commercial general liability insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death and property damage.

10.    DESTRUCTION OF THE PREMISES; PROPERTY LOSS OR DAMAGE.

A.    Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a "Casualty"), Landlord shall, within one hundred twenty (120) days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.

B.    Tenant's Rights. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred eighty (180) days after the commencement of repairs (the "Repair Period"), or if in fact the damage is not actually fully repaired by Landlord within one hundred eighty (180) days of the date of occurrence of the Casualty, or if the Casualty occurs during the final Lease Year then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant, or within thirty (30) days after the end of the one hundred eighty (180) day period following the date of the Casualty.

C.    Landlord's Rights. If a Casualty damages the Premises or a material portion of the Building and (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two years of the Term, (3) regardless of the extent of damage to the Premises, the damage is not fully covered by Landlord's insurance policies or Landlord makes a good faith determination that restoring the Building would be uneconomical, or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

D.    Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any alterations or betterments installed or performed by Tenant within the Premises and which were not included as part of Landlord’s Work (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant's sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord's obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Article 10, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises.

E.    Abatement of Rent. If the Premises are damaged by Casualty, rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord's repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay rent without abatement. Tenant’s liability for rent shall resume ten (10) days after written notice from Landlord that the Premises are substantially ready for Tenant’s occupancy.

F.    Waiver. Tenant hereby waives the provisions of Section 227 of the New York Real Property Law and agrees that the provisions of this Article shall govern and control in lieu thereof.

11.    CONDEMNATION.

A.    Condemnation.    If the whole of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Real Property shall be so acquired or condemned then, (i) except as hereinafter provided in this subsection A, this Lease and the Term shall continue in force and effect but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Rent shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation; (ii) whether or not the Premises shall be affected thereby, Landlord, at Landlord's option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, a fifteen (15) days notice of termination of this Lease; and (iii) if the part of the Real Property so acquired or condemned shall contain more than thirty percent (30%) of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, Tenant, at Tenant's option, may give to Landlord, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, a fifteen (15) day notice of termination of this Lease. If any such fifteen (15) day notice of termination is given by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said fifteen (15) days with the same effect as if the date of expiration of said fifteen (15) days were the Expiration Date. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated pursuant to the foregoing provisions of this subsection A, Landlord, at Landlord's expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit. In the event of any termination of this Lease and the Term pursuant to the provisions of this subsection A, the Rent shall be apportioned as of the date of sooner termination and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant.

B.    Award. In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this subsection B shall be deemed to prevent Tenant from making a claim in any condemnation proceedings for moving expenses and the then value of any furniture, furnishings and fixtures installed by and at the sole expense of Tenant, included in such taking and which Tenant is entitled to remove under this Lease, provided that such award shall not reduce the amount of the award otherwise payable to Landlord.

12.    ASSIGNMENT AND SUBLETTING.

A.    Prohibition Without Consent. Except as otherwise expressly set forth in this Article 12, Tenant expressly covenants that it shall not (i) assign or otherwise transfer this Lease or the term and estate hereby granted, (ii) mortgage, pledge or encumber this Lease or the Premises or any part thereof in any manner by reason of any act or omission on the part of Tenant, or (iii) sublet the Premises or any part thereof or permit the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without obtaining the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without complying with the terms of this Article 12. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 12 shall be void.

B.    Notice of Proposed Transfer. Except for transfers permitted by Subsections K and L of this Article 12, if Tenant shall at any time or times during the Term desire to assign this Lease or sublet all or a portion of the Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (i) a conformed or photostatic copy of the proposed assignment or sublease, or an executed term sheet, the effective or commencement date of which shall be not less than thirty (30) nor more than one hundred and eighty (180) days after the giving of such notice, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (iii) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report, (iv) an agreement by Tenant to indemnify Landlord against liability resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease and (v) in the case of a sublease, such additional information related to the proposed subtenant as Landlord shall reasonably request, if any.

C.    Landlord's Recapture Option. The notice containing all of the information set forth in Subsection B of this Article 12 above shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option, terminate this Lease and recapture the entire Premises in the event of an assignment of the Lease, or the applicable portion thereof, in the event of a sublet for substantially the balance of the Term. Said option may be exercised by Landlord by notice to Tenant at any time within thirty (30) days after the aforesaid notice has been given by Tenant to Landlord; and during such thirty (30) day period Tenant shall not assign this Lease nor sublet such space to any person or entity.

D.    Termination by Landlord. If Landlord exercises its option to terminate this Lease and recapture the Premises, or a portion thereof, pursuant to subsection C of this Article 12 then this Lease as to the entire Premises or portion thereof as applicable, shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the Rent and Additional Rent due hereunder shall be paid and apportioned to such date. Furthermore, if Landlord exercises its option to terminate this Lease pursuant to subsection C of this Article 12, Landlord shall be free to and shall have no liability to Tenant if Landlord should lease the Premises (or any part thereof) to Tenant's prospective assignee or subtenant.

    E.     Intentionally Omitted.

F.    Effect of Termination. If required by applicable law in connection with any termination of this Lease, Tenant shall complete, swear to and file any questionnaires, tax returns, affidavits or other documentation, which may be required to be filed with the appropriate governmental agency in connection with any other tax which may now or hereafter be in effect. Tenant further agrees to pay any amounts, which may be assessed against Tenant in connection with any of such taxes, and to indemnify Landlord against and to hold Landlord harmless from any claims for payment of such taxes as a result of such transactions.

G.    Conditions for Landlord's Approval.    In the event Landlord does not exercise the option provided to it pursuant to subsection C of this Article 12 and provided that Tenant is not in default of any of Tenant's obligations under this Lease (after notice and the expiration of any applicable grace period) as of the time of Landlord's consent, and as of the effective date of the proposed assignment or commencement date of the proposed sublease, Landlord's consent (which must be in writing and form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

    (i)    Tenant shall have complied with the provisions of subsection B of this Article 12;

    (ii)    in Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which (a) is in keeping with the then standards of the Building, and (b) is limited to the use of the Premises as general and executive offices;

    (iii)    the proposed assignee or subtenant is a reputable party of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

    (iv)    neither (a) the proposed assignee or subtenant nor (b) any person which, directly or indirectly, controls, is controlled by or is under common control with, the proposed assignee or subtenant, is then an occupant of any part of the Building;

    (v)    the proposed assignee or subtenant is neither a governmental entity, or subdivision or agency thereof, nor an existing tenant/occupant of the Building or a person with whom Landlord is or has, within the preceding six (6) month period, exchanged offers toward leasing space in the Building, or negotiated a lease for space in the Building or submitted an offer to lease space in the Building and the proposed assignee or subtenant will not use the Premises or Building in a manner that will materially increase the pedestrian or vehicular traffic to the Premises or Building;

    (vi)    the form of the proposed sublease or instrument of assignment (a) shall be in form reasonably satisfactory to Landlord, and (b) shall comply with the applicable provisions of this Article 12;

    (vii)    there shall not be more than two (2) subtenants (including Landlord or its designee) of the Premises;

    (viii)    the rental and other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Landlord pursuant to subsection B of this Article 12;

    (ix)    within five (5) business days after receipt of a bill therefor, Tenant shall reimburse Landlord for its reasonable legal costs incurred by Landlord in an amount not to exceed $3,500.00 in connection with considering any requested consent;

    (x)    the proposed occupancy shall not, in Landlord's opinion, materially increase the Building's operating or other expenses or impose an extra burden upon services to be supplied by Landlord to Tenant;

    (xi)    the proposed assignee or subtenant or its business shall not be subject to compliance with additional requirements of law (including related regulations) beyond those requirements which are applicable to the named Tenant herein;

    (xii)     the proposed assignee or subtenant is in compliance with the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto; and

    (xiii)    the proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of New York State.

Landlord shall consent or reasonably deny consent to any such assignment or sublease within thirty (30) days following Landlord’s receipt of a request therefore and in the event Landlord fails to respond within such thirty (30) day period, Landlord’s consent to the proposed assignment or sublease shall be deemed granted. Each subletting pursuant to this subsection G of this Article 12 shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to any subtenant and/or acceptance of Rent or Additional Rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Rent and Additional Rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article 12. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise its option under subsection C of this Article 12, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs, and expenses (including reasonable counsel fees) resulting from any claims that may be made against

Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

H.    Future Requests. In the event that (i) Landlord fails to exercise its option under subsection C of this Article 12 and consents to a proposed assignment or sublease, and (ii) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within one hundred twenty (120) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of subsection B of this Article 12 before assigning this Lease or subletting all or part of the Premises.

I.    Sublease Provisions. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed that:

    (i)    no subletting shall be for a term ending later than one (1) day prior to the Expiration Date of this Lease;

    (ii)    no sublease shall be delivered, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord (which may be delivered via email); and

    (iii)    each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (a) be liable for any previous act or omission of Tenant under such sublease, (b) be subject to any counterclaim, offset or defense, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, (c) be bound by any previous modification of such sublease not approved by Landlord in writing or by any previous prepayment of more than one (1) month's rent, and all such rent shall remain due and owing, notwithstanding such advance payment, or (d) be obligated to perform any work in the subleased space or to prepare for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. The provisions of this Article 12 shall be self-operative and no further instrument shall be required to give effect to this provision.

J.    Profits from Assignment or Subletting.

    (i)     Except for transfers permitted by Subsections K and L of this Article 12, if Landlord shall give its consent to any assignment of this Lease or to any sublease or if Tenant shall enter into any other assignment or sublease permitted hereunder, Tenant shall in consideration therefor, pay to Landlord, as Additional Rent:

            (a)     in the case of an assignment, an amount equal to fifty (50%) percent of all sums and other consideration payable to Tenant by the assignee for, or by reason of, such assignment, including, without limitation, all sums payable for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings, or other personal property (collectively, the “Tenant’s Property”), after deducting therefrom the “Tenant’s Costs” (as hereinafter defined); and

            (b)     in the case of a sublease, fifty (50%) percent of any rents, additional charges, or other consideration payable under the sublease by the subtenant to Tenant that are in excess of the Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof, including, without limitation, all sums paid for the sale or rental of Tenant's Property after deducting therefrom the Tenant’s Costs.

        (ii)     For purposes hereof, the term “Tenant’s Costs” shall mean: (a) the amount of any customary and reasonable brokerage fees or commissions actually paid to a broker as a result of any assignment or subletting by Tenant hereunder, advertising costs and reasonable counsel fees and disbursements incurred with respect to such assignment or subletting; and (b) the actual out of pocket cost to Tenant of any additional improvements made to prepare the space in question for the occupancy of the subtenant or the assignee thereof, and in the case of a subletting, any rent abatement and/or concession or work allowance granted by Tenant to such abatement in lieu of or in addition to Tenant’s performance of any such improvements. Tenant shall submit to Landlord receipts evidencing the payment of such Tenant Costs, or other proof of payment as Landlord shall require.

(iii)     The sums payable under this subsection J of this Article 12 shall be paid to Landlord as and when paid by the subtenant to Tenant.

K.    Other Transfers.    (i)    If Tenant is a corporation, partnership or limited liability entity other than a corporation whose stock is listed and traded on a nationally recognized stock exchange (hereinafter referred to as a "public corporation"), the provisions of subsection A of this Article 12 shall apply to a transfer (by one or more transfers) of a majority of the stock, partnership interests or membership interests of Tenant as if such transfer of a majority of the stock, partnership interests or membership interests of Tenant were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation, partnership or limited liability entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred, provided that such merger, consolidation or transfer of assets is for a valid business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and provided further, that in any of such events (a) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer and (b) proof reasonably satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

    (ii)    If Tenant is a subdivision, authority, body, agency, instrumentality or other entity created and/or controlled pursuant to the laws of the State of New York or any city, town or village of such state or of federal government ("Governmental Entity"), the provisions of subsection A of this Article 12 shall apply to a transfer (by one or more transfers) of any of Tenant's rights to use and occupy the Premises, to any other Governmental Entity, as if such transfer of the right of use and occupancy were an assignment of this Lease; but said provisions shall not apply to a transfer of any of Tenant's rights in and to the Premises to any Governmental Entity which shall replace or succeed to substantially similar public functions, responsibilities and areas of authority as Tenant, provided that in any of such events the successor Governmental Entity (a) shall utilize the Premises in a manner substantially similar to Tenant, and (b) shall not utilize the Premises in any manner which, in Landlord's judgment, would impair the reputation of the Building as a first-class office building.

L.    Related Corporation. Tenant may, without Landlord's consent, but upon written notice to Landlord, permit any corporations or other business entities (but not including Governmental Entities) which control, are controlled by, or are under common control with Tenant (herein referred to as "related corporation") to receive an assignment of this Lease or to sublet all or part of the Premises for any of the purposes permitted to Tenant, subject however to compliance with Tenant's obligations under this Lease. Such assignment or subletting shall not be deemed to vest in any such related corporation any right or interest in this Lease or the

Premises nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes hereof, "control" shall be deemed to mean ownership of more than fifty percent (50%) of all of the voting stock of such corporation or more than fifty percent (50%) of all of the legal and equitable interest in any other business entities.

M.    Assumption by Assignee. Any assignment or transfer, whether made with Landlord's consent pursuant to subsection A of this Article 12 or without Landlord's consent pursuant to subsection K of this Article 12, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease and agree to be bound by all of the terms, conditions, covenants and provisions hereof on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in subsections A, K and L of this Article 12 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent and/or Additional Rent by Landlord from an assignee, transferee or any other party, the original named Tenant shall remain fully liable for the payment of the Rent and Additional Rent and for the other obligations of this Lease on the part of Tenant to be performed or observed.

N.    Liability of Tenant. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time, or modifying any of the obligations, of this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

O.    Listings. The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege extended by Landlord, revocable at Landlord's will by notice to Tenant.

P.    Re-entry by Landlord. If Landlord shall recover or come into possession of the Premises before the date herein fixed for the termination of this Lease, Landlord shall have the right, at its option, to take over any and all subleases or sublettings of the Premises or any part thereof made by Tenant and to succeed to all the rights of said subleases and sublettings or such of them as it may elect to take over. Tenant hereby expressly assigns and transfers to Landlord such of the subleases and sublettings as Landlord may elect to take over at the time of such recovery of possession, such assignment and transfer not to be effective until the termination of this Lease or re-entry by Landlord hereunder or if Landlord shall otherwise succeed to Tenant's estate in the Premises, at which time Tenant shall upon request of Landlord, execute, acknowledge and deliver to Landlord such further instruments of assignment and transfer as may be necessary to vest in Landlord the then existing subleases and sublettings. Every subletting hereunder is subject to the condition and by its acceptance of and entry into a sublease, each subtenant thereunder shall be deemed conclusively to have thereby agreed from and after the termination of this Lease or re-entry by Landlord hereunder of or if Landlord shall otherwise succeed to Tenant's estate in the Premises, that such subtenant shall waive any right to surrender possession or to terminate the sublease and, at Landlord's election, such subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord, as its landlord, under all of the then executory terms of such sublease, except that Landlord shall not (i) be liable for any previous act, omission or negligence of Tenant under such sublease, (ii) be subject to any counterclaim, defense or offset not expressly provided for in such sublease, which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification or amendment of such sublease not approved by Landlord in writing or by any previous prepayment of more than one (1) month's rent and Additional Rent which shall be payable as provided in the sublease, and shall remain due and owing, notwithstanding such advance payment, (iv) obligated to perform any Work in the subleased space or to prepare for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment (v) be obligated to repair the subleased space or the Building or any part thereof, in the event of total or substantial total damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to Landlord, (vi) be obligated to repair the subleased space or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Landlord as consequential damages allocable to the part of the subleased space or the Building not taken or (vii) be obligated to perform any work in the subleased space of the Building or to prepare them for occupancy beyond Landlord's obligations under this Lease, and the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed automatically upon and as a condition of occupying or using the Premises or any part thereof, to have given a waiver of the type described in and to the extent and upon the conditions set forth in this Article 12.

13.    CONDITION OF THE PREMISES. Tenant has examined the Premises and subject to the completion of Landlord’s Work agrees to accept possession of the Premises in the condition and state of repair which shall exist on the date hereof "as is", and further agrees that Landlord shall have no other obligation to perform any work or make any installations in order to prepare the Premises for Tenant's occupancy, except that the Premises shall be delivered in the Delivery Condition (as hereinafter defined). The taking of possession of the Premises by Tenant shall be conclusive evidence as against Tenant that, at the time such possession was so taken, the Premises and the Building were in good and satisfactory condition but same shall not release Landlord from any of its obligations hereunder with respect to repairs and maintenance. On the Commencement Date, Landlord shall deliver the Premises (i) in broom-clean condition and free of debris, (ii) with the equipment and systems in or servicing the Premises (including the plumbing, restroom fixtures, electrical, fire and life safety and HVAC systems) in good working order and condition and in compliance with all applicable laws, ordinances and regulations, (iii) free of occupants and any tenancies, and (iv) with Landlord’s Work Substantially Completed, and (v) otherwise in the condition required by herein. Subparagraphs (i) through (v) are collectively hereinafter referred to as the “Delivery Condition”.

14.    ACCESS TO PREMISES.

    A.    Access by Landlord.    Tenant shall permit Landlord, Landlord's agents and public utilities servicing the Building to erect, use, maintain and replace, concealed ducts, pipes and conduits in and through the Premises provided same are placed above ceilings or behind walls. Landlord, Landlord's agents and/or affiliates, and the holder of any Mortgage shall each have the right to enter the Premises at all reasonable times and on reasonable notice (for non-emergency entries) to (i) examine the same, (ii) to show them to prospective purchasers, mortgagees or lessees of the Building, (iii) to make such repairs, replacements or improvements as Landlord may reasonably deem necessary to the Premises or to any other portion of the Building or which Landlord may elect to perform following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this Lease, (iv) for the purpose of complying with laws, regulations or other requirements of government authorities and (v) to perform “Remedial Work” (as defined in Article 40 hereof) after the failure of Tenant to perform the same in accordance with the terms of this Lease. Provided that Landlord does not materially and adversely affect Tenant’s use and occupancy of the Premises, Landlord shall be allowed, during the progress of any work in and about the Premises, to take all necessary material and equipment into and upon the Premises and to store them within the Premises without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Rent shall in nowise abate while any repairs, replacements or improvements are being made, by reason of loss or interruption of business of Tenant, or otherwise. Landlord shall restore any damage to the Demised Premises (including finishes) resulting from such access. During the six (6) month period prior to the Expiration Date or the expiration of any renewal or extended term, if elected, Landlord may exhibit the Premises to prospective tenants thereof following reasonable notice to Tenant. If Tenant shall not be personally present to open and permit an entry into the Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same (in the case of an emergency), without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein provided. Tenant shall have the right to have its representative accompany Landlord at any time when Landlord shall access the Premises as set forth herein, provided that Tenant shall make such representative reasonably available. In all instances when Landlord or its contractors, agents or other representatives have access to the Premises, Landlord will use commercially reasonable efforts to minimize the business operations of Tenant.

    B.    Other Landlord Privileges.    Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known, provided that Tenant shall, at all times, have reasonable access to use the Premises and there is no decrease in the services to which Tenant is entitled pursuant to this Lease. Tenant acknowledges that Landlord may perform repairs, improvements, alterations and/or substantial renovation work in and to the public parts of the Building and the mechanical and other systems serving the Building (which work may include improvements to the lobby and facade of the Building, which may require that scaffolding and/or a sidewalk bridge be placed in front of the Building, and the replacement of window glass, requiring access to the same from within the Premises). Landlord shall incur no liability to Tenant, nor shall Tenant be entitled to any abatement of Rent on account of any noise, vibration or other commercially reasonable disturbance to Tenant's business at the Premises (provided that Tenant is not denied access thereto or prevented from the ability to conduct its business in the ordinary course) which shall arise out of the performance by

Landlord or other tenants of the aforesaid repairs, alterations, additions, improvements, alterations and renovations of the Building or any part thereof and Tenant hereby agrees to release Landlord of and from any claims (including without limitation, claims arising by reason of loss or interruption of business) of every kind and nature whatsoever arising under or in connection therewith. Tenant understands and agrees that all parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair. Provided same does not interfere with Tenant’s business operations to conducted within the Premises, Landlord, throughout the Term, shall have free access to any and all mechanical installations of Landlord, including but not limited to air-cooling, fan, ventilating, machine rooms and electrical closets.

    C.     Landlord hereby agrees that Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week.

15.     INTENTIONALLY OMITTED.

16.    LANDLORD'S LIABILITY. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder first arising thereafter, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, grantee, assignee or other transferee that such purchaser, grantee, assignee or other transferee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Neither the shareholders, members, directors nor officers of Landlord, if Landlord is a corporation, nor the partners comprising Landlord (nor any of the shareholders, members, directors or officers of such partners), if Landlord is a partnership (collectively, the "Parties"), shall be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord's obligations under this Lease shall not exceed and shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall only be recoverable from Landlord's interest in the Building and the Real Property and Tenant shall not look to or attach any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations. In no event shall Landlord or Tenant (or any of their officers, trustees, directors, partners, beneficiaries, joint ventures, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for incidental or consequential damages, except as provided in Article 21 herein.

17.    DEFAULT.

    A.    Events of Default; Conditions of Limitation. This Lease and the term and estate hereby granted are subject to the limitations that upon the occurrence, at any time prior to or during the Term, of any one or more of the following events (referred to as "Events of Default"):

(i)    if Tenant shall default in the payment when due of any installment of Rent or in the payment when due of any Additional Rent, and such default shall continue for a period of ten (10) days following written notice from Landlord to Tenant; or

(ii)    if Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed (other than the covenants for the payment of Rent and Additional Rent) and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days and Tenant shall not commence within said period of thirty (30) days, or shall not thereafter diligently prosecute to completion all steps necessary to remedy such default; or

(iii)    if the Premises shall become vacant, deserted or abandoned and Tenant shall fail to pay Rent and/or Additional Rent; or

(iv)    if Tenant's interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as may be expressly permitted under Article 12 hereof; or

(v)    if this Lease shall be rejected under Section 235 of Title 11 of the U.S. Bankruptcy Code;

(vi)    if any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied and same is not released within sixty (60) days;

(vii)    Tenant fails to provide any tenant's certificate after Landlord's written request therefor pursuant to Article 39 and such failure shall continue for ten (10) business days after Landlord's written notice thereof to Tenant;

(viii)    Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Article 9 and such failure shall continue for five (5) days after Landlord’s written notice thereof; or

(ix)    Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic's lien filed against the Premises or the Real Property for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by subsection E of Article 3;

    then, in any of said cases, at any time prior to or during the Term, of any one or more of such Events of Default, Landlord, at any time thereafter, at Landlord's option, may give to Tenant a ten (10) day notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of said ten (10) days with the same effect as if the date of expiration of said ten (10) days were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18 hereof.

B.    Effect of Bankruptcy. Anything elsewhere in this Lease to the contrary notwithstanding, this Lease may be canceled by Landlord by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (i) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (ii) the making by Tenant of any assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the Premises but shall forthwith quit and surrender the Premises. If this Lease shall have been assigned in accordance with its terms, the provisions of this Article 17 shall be applicable to any of the persons or entities primarily or secondarily liable for Tenant's obligations under this Lease. It is stipulated and agreed that in the event of the termination of this Lease pursuant to this subsection, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount determined in accordance with Subsection B(i)(c) of Article 18 of this Lease. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the Premises or any part thereof be relet by Landlord for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

C.    Conditional Limitation. Nothing contained in this Article 17 shall be deemed to require Landlord to give the notices herein provided for prior to the commencement of a summary proceeding for non-payment of rent or a plenary action for recovery of rent on account of any default in the payment of the same, it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate and if Tenant thereafter remains in possession after such termination, Tenant shall do so as a holdover tenant.

18.    REMEDIES AND DAMAGES.

A.    Landlord's Remedies.

    (i)    If an Event of Default occurs, or if this Lease and the Term shall expire and come to an end as provided in Article 17:

(a)    Landlord and its agents and servants may immediately, or at any time thereafter or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, either by summary proceedings, or by any other applicable action or proceeding, (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises; and

(b)    Landlord, at Landlord's option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole but reasonable discretion, may determine. Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole but reasonable discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

(ii)    Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease on Tenant's part to be observed or performed, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth is cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

B.    Damages.

    (i)    If this Lease and the Term shall expire and come to an end as provided in Article 17, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in subsection A of this Article 18, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

(a)    Tenant shall pay to Landlord all Rent, Additional Rent and other charges payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be; and

(b)    Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (referred to as "Deficiency") between the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of subsection A(i) of this Article 18 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's reasonable expenses in connection with the termination of this Lease, or Landlord's reentry upon the Premises and with such reletting including, but not limited to, all repossession costs, brokerage commissions, advertising, legal expenses, reasonable attorneys' fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Rent, Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding.

(ii)    If the Premises or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this subsection B. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Rent reserved in this Lease. Solely for the purposes of this Article, the term "Rent" as used in subsection B(i) of this Article 18 shall mean the Rent in effect immediately prior to the date upon which this Lease and the Term shall have expired and come to an end, or the date of re-entry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase or decrease pursuant to the provisions of Article 28 hereof for the Comparison Year (as defined in said Article 28) immediately preceding such event. Nothing contained in Article 17 or this Article 18 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in subsection B(i) of this Article 18.

C.    Legal Fees.    In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. Landlord’s and Tenant's obligations under this subsection C shall survive the expiration of the Term hereof or any earlier termination of this Lease. This provision is intended to supplement (and not to limit) other provisions of this Lease pertaining to indemnities and/or attorneys' fees.

D.    Additional Landlord Remedies. Mention in this Lease of any particular remedy, shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

19.    FEES AND EXPENSES.

A.    Curing Tenant's Defaults. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, after the giving of notice (if required) and upon the expiration of any applicable grace period (except in an emergency), Landlord may immediately or at any time thereafter following notice perform the same for the account of Tenant. If Landlord makes any expenditures or incurs any obligations for the payment of money in connection with any such default by Tenant or the cure thereof including, but not limited to, any damages or fines or any reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest thereon at the maximum lawful rate and costs shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within ten (10) days of rendition of any bill or statement to Tenant therefor together with reasonable back-up documentation in connection therewith. If the Term hereof shall have expired at the time Landlord sustains or incurs such expenditures, such sums shall be recoverable by Landlord, as damages.

B.    Late Charges. If Tenant shall fail to make payment of any installment of Rent or any Additional Rent within ten (10) days after the date when such payment is due, Tenant shall pay to Landlord, in addition to such installment of Rent or such Additional Rent, as the case may be, as a late charge and as Additional Rent, a sum equal to seven (7%) percent of the amount unpaid.

20.    NO REPRESENTATIONS BY LANDLORD. Landlord or Landlord's agents have made no representations or promises with respect to the Building, the Real Property, the Premises, Taxes (as defined in Article 28 hereof) or any other matter or thing affecting or related to the Premises, except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein.

21.    END OF TERM.

    A.    Surrender of Premises. Upon the expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all Alterations and property pursuant to Article 3 hereof. Tenant's obligation to observe or perform this covenant shall survive the expiration or sooner termination of the Term.

B.    Holdover by Tenant. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be substantial, will exceed the amount of the monthly installments of the rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within twenty-four (24) hours after the Expiration Date or sooner termination of the Term, in addition to any other rights or remedy Landlord may have hereunder or at law, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, a sum equal to (i) one and one-half (1.5) times the aggregate of that portion of the Rent for the first 30 days of such holdover, and 100% of the Additional Rent which was payable under this Lease during the last month of the Term, and (ii) two (2) times the aggregate of that portion of the Rent for any time thereafter, and 100% of the Additional Rent which was payable under this Lease during the last month of the Term. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 21, which provisions shall survive the Expiration Date or sooner termination of this Lease. If Tenant shall hold-over or remain in possession of any portion of the Premises beyond the Expiration Date, notwithstanding the acceptance of any Rent and Additional Rent paid by Tenant pursuant to the preceding provisions, Tenant shall be subject to summary proceeding and all damages related thereto. Additionally, if Tenant shall hold-over or remain in possession of any portion of the Premises for more than thirty (30) days following the Expiration Date, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom. All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

22.    QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the Rent and Additional Rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises, subject, nevertheless, to the terms and conditions of this Lease including, but not limited to, Article 16 hereof and to all Superior Leases and Mortgages.

23.    FAILURE TO GIVE POSSESSION. Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or any successor statute of similar import then in force and further waives the right to recover any damages which may result from Landlord's failure to deliver possession of the Premises with Landlord’s Work Substantially Complete. No such failure to give possession on such date shall in any way affect the validity of this Lease or the obligations of Tenant hereunder or give rise to any claim for damages by Tenant or claim for rescission of this Lease, nor shall same be construed in anyway to extend the Term. If permission is given to Tenant to enter into the possession of the Premises or to occupy premises other than the Premises prior to the Commencement Date for the normal conduct of Tenant’s business, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, including the covenant to pay rent.

24.    NO WAIVER.

A.    If there be any agreement between Landlord and Tenant providing for the cancellation of this Lease upon certain provisions or contingencies and/or an agreement for the renewal hereof at the expiration of the Term, the right to such renewal or the execution of a renewal agreement between Landlord and Tenant prior to the expiration of the Term shall not be considered an extension thereof or a vested right in Tenant to such further term, so as to prevent Landlord from canceling this Lease in accordance with the terms hereof or applicable law and any such extension thereof during the remainder of the original Term; such right to cancel this Lease in accordance with the terms hereof, if and when so exercised by Landlord, shall cancel and terminate this Lease and any such renewal or extension previously entered into between Landlord and Tenant or the right of Tenant to any such renewal or extension; any right herein contained on the part of Landlord to cancel this Lease shall continue during any extension or renewal hereof; any option on the part of Tenant herein contained for an extension or renewal hereof shall not be deemed to give Tenant any option for a further extension beyond the first renewal or extended term.

B.    No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Premises. In the event Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting except to the extent due to the negligence or willful misconduct of Landlord or Landlord’s agents, employees, or contractors.

C.    The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all force and effect of an original violation. The receipt by Landlord of rent paid by Tenant with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing signed by Landlord or Tenant, as applicable.

D.    No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

E.    This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Lease. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

25.    WAIVER OF TRIAL BY JURY. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, any claim of injury or damage, or for the enforcement of any remedy under any statute, emergency or otherwise. It is further mutually agreed that in the event Landlord commences any summary proceeding (whether for nonpayment of rent or because Tenant continues in possession of the Premises after the expiration or termination of the Term), Tenant will not interpose any counterclaim (except for mandatory or compulsory counterclaims) of whatever nature or description in any such proceeding.

26.    INABILITY TO PERFORM. This Lease and the obligation of Tenant to pay Rent and Additional Rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or by accident or by any cause whatsoever reasonably beyond Landlord's control, including but not limited to, laws, governmental preemption in connection with a National Emergency or by reason of any rule, order or regulation of any federal, state, county or municipal authority or any department or subdivision thereof or any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

27.    NOTICES. All notices and other communications given pursuant to this Lease, except for notices sent in connection with the commencement of any legal proceeding arising under this Lease, shall be in writing and shall be (A) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified below, (B) hand delivered to the intended addressee, (C) sent by a nationally recognized overnight courier service, or (D) sent by electronic mail followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof). The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision. The parties agree that notices may be given by a parties’ attorney. Notices shall be sent to the parties at the following addresses (or to such other address as either party may designate by notice in accordance with this provisions of this paragraph):

    A.     If to Landlord, at its address set forth above (email to Mr. Jack Ezon – jack@bluestarcc.com, with copies to:

        Lachtman Cohen P.C.

        600 Third Avenue
        New York, New York 10016
        Attn: David R. Lachtman, Esq.
        Email: dlachtman@lcpclaw.com

    B.    If to Tenant, prior to the Commencement Date at its address set forth above, and as of the Commencement Date, at the Premises, in either instance to the attention of Chief Executive Officer, with copies to:

        Fora Building
        Compass Pathways
        33 Broadwick Street
        London, UK W1F 0DQ
        Attn: General Counsel

28.    ESCALATIONS.

A.    Defined Terms. In a determination of any increase in the Rent under the provisions of this Article 28, Landlord and Tenant agree as follows:

(i)     "Taxes" shall mean the aggregate amount of real estate taxes and any special or other assessments (exclusive of penalties and interest thereon) imposed upon the Real Property and real estate taxes or assessments imposed in connection with the receipt of income or rents from the Building to the extent that same shall be in lieu of all or a portion of the aforesaid taxes or assessments, or additions or increases thereof (including, without limitation, (i) assessments made upon or with respect to any "air rights", (ii) assessments made in connection with any business improvement district and (iii) any assessments levied after the date of this Lease for public benefits to the Real Property or the Building (excluding an amount equal to the assessments payable in whole or in part during or for the Base Tax Year (as defined in Article 1 of this Lease)) which assessments, if payable in installments, shall be deemed payable in the maximum number of permissible installments and there shall be included in real estate taxes for each Comparison Year in which such installments may be paid, the installments of such assessment so becoming payable during such Comparison Year (in the manner in which such taxes and assessments are imposed as of the date hereof); provided, that if because of any change in the taxation of real estate, any other tax or assessment (including, without limitation, any occupancy, gross receipts, rental, income, franchise, transit or other tax) is imposed upon Landlord or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for or in addition to, any of the foregoing Taxes, such other tax or assessment shall be deemed part of the Taxes. With respect to any Comparison Year (hereinafter defined) all reasonable, out-of-pocket expenses, including attorneys' fees and disbursements, experts' and other witnesses' fees, reasonably incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such year. Taxes shall specifically exclude interest and penalties resulting from Landlord's failure to timely pay Taxes, general income tax, capital stock tax, gross tax receipts, corporate franchise tax, estate or inheritance tax, sales or excise tax, and mortgage and transfer tax.

(ii)     "Assessed Valuation" shall mean the amount for which the Real Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of the City of New York for the purpose of imposition of Taxes.

(iii)     "Tax Year" shall mean the period July 1 through June 30 (or such other period as hereinafter may be duly adopted by the City of New York as its fiscal year for real estate tax purposes).

(iv)     "Base Taxes" shall mean the Taxes payable for the Base Tax Year.

(v)     "Comparison Year" shall mean with respect to Taxes, any Tax Year subsequent to the Base Tax Year for any part or all of which there is an increase in the Rent pursuant to subsection B of this Article 28.

(vi)     "Landlord's Statement" shall mean an instrument or instruments containing a comparison of any increase or decrease in the Rent for the preceding Comparison Year pursuant to the provisions of this Article 28, together with a copy of the tax bill for the applicable Tax Year.

B.    Escalation. If the Taxes payable for any Comparison Year (any part or all of which falls within the Term) shall represent an increase above the Base Taxes, then the Rent for such Comparison Year and continuing thereafter until a new Landlord's Statement is rendered to Tenant, shall be increased by Tenant's Proportionate Share of such increase. The Taxes shall be initially computed on the basis of the Assessed Valuation in effect at the time Landlord's Statement is rendered (as the Taxes may have been settled or finally adjudicated prior to such time) regardless of any then pending application, proceeding or appeal respecting the reduction of any such Assessed Valuation, but shall be subject to subsequent adjustment as provided in subsection D(i)(a) of this Article 28.

C.    Payment of Escalations. (i) At any time prior to, during or after any Comparison Year Landlord shall render to Tenant, in accordance with the provisions of Article 27 hereof, a Landlord's Statement or Statements showing separately or together (a) a comparison of the Taxes payable for the Comparison Year with the Base Taxes, and (b) the amount of the increase in the Rent resulting from such comparison. Landlord's failure to render a Landlord's Statement and/or receive payments with respect thereto during or with respect to any Comparison Year shall not prejudice Landlord's right to render a Landlord's Statement and/or receive payments with respect thereto during or with respect to any subsequent Comparison Year, and shall not eliminate or reduce Tenant's obligation to pay increases in the Rent pursuant to this Article 28 for such Comparison Year. Landlord may also at any time and from time to time, furnish to Tenant a revised Landlord's Statement or Statements showing a comparison of the Taxes payable for the Comparison Year with the Base Taxes. Notwithstanding the foregoing, Tenant shall be relieved of any obligation to pay Tenant’s Proportionate Share of Taxes for a Comparison Year in question if a Landlord’s Statement is not delivered by Landlord to Tenant within three (3) years of the due date for Taxes.

         (ii)     With respect to an increase in the Rent resulting from an increase in the Taxes for any Comparison Year above the Base Taxes, Tenant shall pay to Landlord Tenant's Proportionate Share with respect to Taxes so that such payments correspond to Landlord’s payment of Taxes (either to the appropriate taxing authorities or as tax escrow payments to a mortgagee) in full or in semi-annual installments, and Tenant's Proportionate Share shall be due at least thirty (30) days prior to the date payments are due to the taxing authorities or the superior mortgagee.

        (iii)     Following each Landlord's Statement, a reconciliation shall be made as follows: Tenant shall be debited with any increase in the Rent shown on such Landlord's Statement and credited with the aggregate, if any, paid by Tenant on account in accordance with the provisions of subsection C(ii) for the Comparison Year in question; Tenant shall pay any net debit balance to Landlord within thirty (30) days next following rendition by Landlord, in accordance with the provisions of Article 27 hereof, of an invoice for such net debit balance; any net credit balance shall be applied against the next accruing monthly installment of Rent or refunded to Tenant in case in the event the Term has expired or terminated.

D.    Adjustments.    (i) (a) In the event that, after a Landlord's Statement has been sent to Tenant, an Assessed Valuation which had been utilized in computing the Taxes for a Comparison Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise), and as a result thereof a refund of Taxes is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a statement adjusting the Taxes for such Comparison Year (taking into account the expenses mentioned in the last sentence of subsection A(i) of this Article 28) and setting forth Tenant's Proportionate Share of such refund and Tenant shall be entitled to receive Tenant's Proportionate Share by way of a credit against the Rent next becoming due after the sending of such Landlord's Statement or refunded to Tenant in cash in the event the Term has expired or terminated; provided, however, that Tenant's Proportionate Share of such refund shall be limited to the amount, if any, which Tenant had theretofore paid to Landlord as increased Rent for such Comparison Year on the basis of the Assessed Valuation before it had been reduced.

(b)     In the event that, after a Landlord's Statement has been sent to Tenant, the Assessed Valuation which had been utilized in computing the Base Taxes is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then, and in such event the Base Taxes shall not be reduced to reflect such reduction.

(ii)     Any Landlord's Statement sent to Tenant shall be conclusively binding upon Tenant unless, within ninety (90) days after such statement is sent, Tenant shall (a) pay to Landlord the amount set forth in such statement, without prejudice to Tenant's right to dispute the same, and (b) send a written notice to Landlord objecting to such statement and specifying the particular respects in which such statement is claimed to be incorrect. Upon written request Landlord shall provide copies of any actual tax bills used by Landlord in preparing the Landlord’s Statement.
(iii)     Anything in this Article 28 to the contrary notwithstanding, under no circumstances shall the rent payable under this Lease be less than the then annual base Rent set forth in Article 1 hereof.

(iv)     The expiration or termination of this Lease during any Comparison Year for any part or all of which there is an increase or decrease in the Rent under this Article shall not affect the rights or obligations of the parties hereto respecting such increase or decrease and any Landlord's Statement relating to such increase or decrease may, on a pro rata basis, be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. Any payments due to Landlord or to Tenant under such Landlord's Statement shall be payable within thirty (30) days after such statement is sent to Tenant.

29.    SERVICES.

    A.    Elevator. Landlord shall provide passenger elevator facilities on business days from 8:00 a.m. to 6:00 p.m. and shall have at least one passenger elevator in the bank of elevators servicing the Premises available at all other times. Landlord shall provide freight elevator services on an "as available" basis for incidental use by Tenant during said business hours, free of charge. Additionally, Landlord hereby grants to Tenant overtime freight elevator usage, free of charge, during Tenant’s initial move into the Building.

    B.    Heating and Air-Conditioning. Landlord shall deliver the Premises to Tenant with a new properly functioning heating, ventilation and air-conditioning unit (the “Unit”) of sufficient capacity to service the Premises for the Permitted Use, which Unit shall be controlled by Tenant. Without limiting the generality of the foregoing, Tenant shall, at its own cost and expense, (i) cause to be performed all repairs and maintenance of the Unit, and (ii) commencing thirty (30) days following the Commencement Date, and thereafter throughout the Term of this

Lease, maintain in force and provide a copy of same to Landlord an air conditioning service repair and full service maintenance contract covering the Unit in form reasonably satisfactory to Landlord with an air conditioning contractor or servicing organization reasonably approved by Landlord. All such contracts shall provide for the thorough servicing of the Unit at least once each year during the Term of this Lease. The contractor providing such service shall maintain a log at the Premises detailing the service provided during each visit pursuant to such contract. Tenant shall keep such log at the Premises and permit Landlord to review same promptly after Landlord’s request. The Unit is and shall at all times remain the property of Landlord, and at the expiration or sooner termination of the Lease, Tenant shall surrender to Landlord the Unit in good working order and condition, subject to normal wear and tear and shall deliver to Landlord a copy of the service log. In the event that Tenant fails to obtain the contract required herein or perform any of the maintenance or repairs required hereunder, Landlord shall have the right, but not the obligation, to procure such contract and/or perform any such work and charge the Tenant as Additional Rent hereunder the cost of same plus an administrative fee equal to fifteen percent (15%) of such cost which shall be paid for by Tenant on demand. Provided that Tenant performs the referenced maintenance and repair of the Unit and enters into and maintains the above referenced service contract, Landlord shall be responsible for the cost of replacement, as necessary, of major components of the air-conditioning mechanical equipment (e.g., without limitation, the compressor and pumps), provided that any replacement are not necessitated by the negligence or willful misconduct of Tenant, its employees, representatives, servant or invitees, in which event Tenant shall be solely responsible for the cost and performance of same.

    C.     Water. Landlord shall deliver hot and cold water to the Premises for ordinary drinking, cleaning and lavatory purposes.

    D.     Cleaning. Tenant hereby agrees that it shall be responsible, at Tenant’s sole cost and expense, for the cleaning of the Premises and removal of any and all refuse from the Premises, as well as the cleaning of the common area bathrooms on the floor of the Building which the Premises is located on. Tenant agrees that any cleaning company providing such services to Tenant hereunder shall carry adequate insurance (including without limitation, worker’s compensation insurance) as approved by Landlord, such approval not to be unreasonably withheld.

E.    Interruption of Services. Landlord reserves the right to stop service of the heating/air conditioning, electrical, plumbing or other mechanical systems or facilities in the Building when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements, decorations or improvements in the judgment of Landlord desirable or necessary to be made, until said repairs, additions, alterations, replacements, decorations or improvements shall have been completed, or if an Event of Default occurs.. Landlord shall have no responsibility or liability for interruption, curtailment or failure to supply heat/air conditioning, elevator, plumbing, electricity or mechanical service when prevented by exercising its right to stop service or by strikes, labor troubles or accidents or by any cause whatsoever reasonably beyond Landlord's control, or by failure of independent contractors to perform or by laws, orders, rules or regulations of any federal, state, county or municipal authority, or failure of suitable fuel supply, or inability by exercise of reasonable diligence to obtain suitable fuel or by reason of governmental preemption in connection with a National Emergency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. The exercise of such right or such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any compensation or to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Notwithstanding anything to the contrary contained in this Lease, if Tenant is unable to use the Premises for the ordinary conduct of Tenant’s business due solely to (a) an interruption of an Essential Service (as hereinafter defined) resulting from Landlord’s performance of an improvement to the Building or (b) Landlord’s breach of an obligation under this Lease to perform repairs or replacements which results in Landlord’s failure to provide an Essential Service, in each case other than as a result of unavoidable delays, casualty or condemnation, and such condition continues for a period in excess of seven (7) consecutive business days after (i) Tenant furnishes a notice to Landlord (the “Abatement Notice”) stating that Tenant’s inability to use the Premises is solely due to such condition, (ii) Tenant does not actually use or occupy the Premises during such period for the ordinary conduct of its business and (iii) such condition has not resulted from the negligence or misconduct of any Tenant Party, then, as Tenant’s sole remedy, Rent and Additional Rent shall be abated on a per diem basis for the period commencing on the 8th business day after Tenant delivers the Abatement Notice to Landlord and ending on the earlier of (x) the date Tenant reoccupies any portion of the Premises, and (y) the date on which such condition is substantially remedied. “Essential Service” shall mean a service which Landlord is obligated under this Lease to provide to Tenant which if not provided shall (1) effectively deny access to the Premises, (2) threaten the health or safety of any occupants of the Premises or (3) prevent or materially and adversely restrict the usage of more than 25% of the Premises for the ordinary conduct of Tenant’s business.

30.    ELECTRICITY SERVICE.

    A.    (i)     Subject to the terms of this Article 30, Landlord shall furnish electrical service for the Premises on a submetered basis.

        (ii)    For purposes of this Article:

            (a)    “Usage” shall mean actual usage of electricity in the Premises, including all lighting fixtures, electrical receptacles, equipment and air-conditioning equipment installed in, or servicing the Premises, as measured by the submeter(s) to be installed by Landlord at Landlord’s cost for each calendar month or such other period as Landlord shall determine and shall include the energy and peak demand (kilowatt hours and kilowatts). In the event any air conditioning equipment utilized for the Premises is utilized by other tenants of the Building, the energy consumption (kWh) and demand (kW) will be measured and allocated by Landlord proportionately, on the basis of the respective amount of rentable square occupied by such tenants, including Tenant;

            (b)    “Landlord's Rate” shall mean the service classification (including all applicable taxes, surcharges, demand charges and rates, energy charges and rates, fuel adjustment charges, time of day charges and other charges, adjustments and sums payable in respect thereof) pursuant to which Landlord purchases electric current for the Building from the utility company and/or the Energy Supply Company (ESCO) supplying electric current to the Building, in effect from time to time during the term of this lease, which shall be utilized as the rate structure for the determination of "Basic Cost" (as hereinafter defined);

            (c)    “Basic Cost” shall mean the product of (i) Usage multiplied by (ii) the Landlord's Rate, for the period that corresponds to the period during which Usage was measured; and

            (d)    "Tenant's Cost" shall mean an amount equal to the sum of (i) the Basic Cost plus (ii) seven (7%) percent of the Basic Cost for Landlord's overhead and expenses in connection with submetering.

        (iii)    Landlord, at Landlord’s sole cost and expense, shall install one or more meters and other necessary equipment to measure the amount of Usage. Tenant shall, at its expenses, properly and continuously maintain, repair and cause any and all replacements of the meters and other necessary equipment using an electrician or contractor approved by Landlord. Where more than one meter measures the amount of Usage, Usage through each meter shall be computed and billed separately in accordance with the provisions of this subparagraph A.
        (iv)    Landlord shall, from time to time but not more often than monthly (and not less frequently than quarterly), furnish Tenant with an invoice indicating the period during which the Usage was measured and the amount of Tenant's Cost payable by Tenant to Landlord for such period. Within thirty (30) days after receipt of each such invoice, Tenant shall pay the amount of Tenant's Cost set forth thereon to Landlord as Additional Rent (hereinafter the “Electric Charges”). In addition, if any tax is imposed upon Landlord by any municipal, state or federal agency or subdivision with respect to the purchase, sale or resale of electrical energy supplied to Tenant hereunder, then, to the extent permitted by law, such taxes shall be passed on to Tenant as Electric Charges and included in the bill to, and paid by, Tenant to Landlord, as Additional Rent.

         (v)     Landlord shall not in any wise be liable or responsible to Tenant for any loss, damage, or expense that Tenant may sustain or incur if either the quantity or character of electrical service is changed, is no longer available, or is unsuitable for Tenant's requirements.

        (vi)     In no event shall Tenant use or install any fixtures, equipment or machines the use of which in conjunction with other fixtures, equipment and machines in the Premises consumes materially more electric current than would a typical occupant of the Premises using same for the Permitted Use and would result in an overload of the electrical circuits servicing the Premises.

         (vii)     (a)    Tenant covenants and agrees that, at all times, its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation thereof; provided, however, in no event shall Tenant be allocated materially less feeder capacity than allocated to Tenant as of the Commencement Date. In connection therewith, Tenant expressly agrees that all installations, alterations and additions of and to the electrical distribution system within the Premises after the Commencement Date shall be subject to Landlord's prior written approval in each instance (which approval shall not be unreasonably withheld or delayed), and, if such approval shall be given, all such installation shall be installed in accordance with the New York City Electric Code by a licensed electrical contractor approved by Landlord. If, in connection with any request for such approval, Landlord shall, in its sole judgment, determine that additional risers, feeders, wiring installation or other equipment are required, Landlord shall, at the sole cost and expense of Tenant, install such additional risers, feeders, wiring installations and other equipment that Landlord shall deem necessary with respect thereto, provided, however, that, if Landlord shall determine, in its sole judgment, that the same will cause permanent damage or injury to the Building or to the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expense, interfere with, or disturb, the other tenants or occupants of the Building, or adversely affect Landlord's ability to supply or furnish electricity to other portions of the Building at any time during or prior to the term of this Lease, then Landlord shall not be obligated to make such installation, and Tenant shall not make the installation, alteration, or addition to the electrical distribution system within the Premises with respect to which Tenant requested Landlord's approval. All of the aforesaid costs and expenses are chargeable and collectible as Additional Rent, and shall be paid by Tenant to Landlord within ten (10) days after rendition of any bill or statement to Tenant therefor.

        (b)    Tenant shall furnish, install and replace, as required, all lighting tubes, lamps, bulbs and ballasts required in the Premises, at Tenant's sole cost and expense. All lighting tubes, lamps, bulbs and ballasts so installed shall become Landlord's property upon the expiration or sooner termination of this lease. Additionally, all fixtures, if same do not conform to the description set forth hereafter, shall be lamped and ballasted (or relamped and reballasted) throughout the Premises by Tenant at its expense as follows: fluorescent fixtures shall be lamped with Building standard bulbs and lenses.
        (viii)     In the event the meter(s) installed in the Premises for the measurement of electricity consumption in the Premises to determine Electric Charges or any alternative submetering system installed by Landlord at a later date, becomes prohibited from use, then Landlord, at its expense, may cause an independent electrical engineer chosen by Landlord or an electrical consulting firm selected by Landlord (the "Electrical Consultant") to survey and determine Usage in, and Basic Cost for, the Premises from time to time in order to establish electric charges on a rent-inclusion basis (the “Electric Inclusion Factor”), and the Electrical Consultant shall make such determination using criteria generally accepted in the Metropolitan New York City area and Landlord's Rate in effect at the time, and shall include the quantity and peak demand, for all electricity consumed by Tenant, plus ten (10%) percent of the Basic Cost for Landlord's expenses and administration fees. The determination made by the Electrical Consultant with regard to the Electric Inclusion Factor, shall be binding on both Landlord and Tenant and such amount shall be deemed Tenant's Cost. If, at any time or times after the date such determination is made, the rates at which Landlord purchases electrical energy from the utility supplying electrical service to the Building or any charges incurred or taxes payable by Landlord in connection therewith shall be increased, the Rent and the Electrical Inclusion Factor shall be increased upon demand of Landlord in an annual amount which shall fairly represent the estimated increase in the annual value to Tenant of the electrical service provided by Landlord to Tenant under the provisions of this subsection.

        (ix)     Notwithstanding anything in subparagraph A(viii) to the contrary, Tenant shall have the right as hereinafter provided, to contest any amounts determined by the Electrical Consultant pursuant to subparagraph A(viii) as shall be due to Landlord as a result of any such survey. In the event that Tenant fails to send a written notice (an "Objection Notice") to Landlord within ninety (90) days after the date of the Electrical Consultant's notice containing said Usage and Basic Cost, such notice shall become conclusive and binding upon Tenant. If Tenant disputes any such notice by sending an Objection Notice within the time and in the manner hereinbefore provided, then Tenant shall, at its sole cost and expense, have the right to engage an electrical engineer or electrical consulting firm ("Tenant's Consultant") who shall promptly make a survey (the "Disputing Survey") indicating Tenant's electrical usage in the Premises. In the event that Landlord and Tenant are unable to agree on the amount of Usage and Basic Cost within thirty (30) days after the date Tenant furnishes Landlord with a copy of the Disputing Survey, then the Electrical Consultant and Tenant's Consultant shall select a mutually acceptable electrical engineer or electrical consulting firm (the "Third Consultant") within ten (10) days after the expiration of such thirty (30) day period. The Electrical Consultant and Tenant's Consultant shall submit the dispute to the Third Consultant and the determination by the Third Consultant shall be conclusive and binding upon Landlord and Tenant. During the pendency of any such dispute, Tenant shall pay to Landlord the amount set forth in the Electrical Consultant's notice until the dispute is finally determined in accordance with the provisions of this Section and, in the event that such final determination is less than the amount set forth in the Electrical Consultant's notice, Landlord shall, at Tenant's election, refund to Tenant the amount of such excess payment or credit any such excess against any amounts then due or becoming due to Landlord under this lease. The cost of the Third Consultant shall be borne equally by Landlord and Tenant.

    B.     The Building will be equipped with risers, feeders and wiring so as to furnish electric service (connected load) to the Premises of up to six (6) watts per rentable square foot for lighting and general power, exclusive of electricity for the Building systems servicing the Premises.

    C.     Landlord reserves the right to discontinue furnishing electricity to Tenant in the Premises on not less than ninety (90) days' notice to Tenant. If Landlord exercises such right to discontinue, or is compelled to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant and the Rent shall be reduced accordingly. If Landlord so discontinues furnishing electricity to Tenant, Tenant shall arrange to obtain electricity directly from the utility or other company servicing the Building. Such electricity may be furnished to Tenant by means of the then existing electrical facilities serving the Premises to the extent that the same are available, suitable and safe for such purposes. All additional meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity, of substantially the same quantity, quality and character, shall be installed by Landlord, at Tenant's sole cost and expense. Landlord shall not voluntarily discontinue furnishing electricity to Tenant until Tenant is able to receive electricity directly from the utility or other company servicing the Building.

    D.     Except as otherwise expressly set forth herein, Landlord shall not be liable to Tenant in any way for any interruption, curtailment or failure, or defect in the supply or character of electricity furnished to the Premises by reason of any requirement, act or omission of Landlord or of any utility or other company servicing the Building with electricity or for any other reason except Landlord's negligence or willful misconduct. If either the quantity or character of electrical service is changed by the utility or other company supplying electrical service to the Building or is no longer available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

31.    RELOCATION. Intentionally Omitted.

32.    VAULT SPACE. Any vaults, vault space or other space outside the boundaries of the Real Property, notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy is to be used or occupied under a revocable license (i.e., pursuant to a separate written agreement), and if any such license shall be revoked, or if the amount of such space shall be diminished or required by any Federal, State or Municipal authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any governmental authority for any such vaults, vault space or other space shall be paid by Tenant.

33.    SECURITY DEPOSIT.

    A.    Concurrent with Tenant’s execution of this Lease, Tenant shall deliver to Landlord the Security Deposit in the form of either a cash deposit (the “Cash Deposit”) or a letter of credit (the “Letter of Credit”). The Letter of Credit shall be issued by a bank approved by Landlord and shall be clean, unconditional, irrevocable, freely transferable, and subject to Landlord’s approval (as determined in Landlord’s sole discretion) at all times. Tenant shall keep the Letter of Credit in full force and effect at all times during the Term, as the same may be extended (and during any holding over by Tenant after the Term) and for sixty (60) days after the expiration of the Term (or such holding over). The initial Letter of Credit shall expire no sooner than twelve (12) months from the delivery date. The Letter of Credit must be satisfactorily renewed or replaced with replacement letters of credit meeting all of the above requirements except that the expiration date shall be no less than twelve (12) months from the date of issuance. Such renewal or replacement letters of credit must be in Landlord’s possession no later than thirty (30) days prior to the expiration of the then current letter of credit. Tenant shall be responsible for obtaining such renewal or replacement Letter of Credit at its sole expense. Failure to renew the Letter of Credit in accordance with the foregoing will entitle Landlord to present the Letter of Credit for payment, without providing Tenant any notice or opportunity to cure, and the entire sum drawn thereunder shall be held by Landlord as provided below.

    B.     In the event of a transfer of Landlord’s interest in the Building, Landlord shall have the right to transfer the Security Deposit to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the Security Deposit to a new landlord.

    C.    Tenant covenants that it will not assign or encumber the Security Deposit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

    D.    In the Event of a Default, in addition to any or all of its other remedies contained in this Lease, Landlord shall have the right (but not the obligation) to draw down on the Cash Deposit or present the Letter of Credit for payment and to draw thereon, in whole or in part. In the event of any such draw, Tenant shall forthwith replenish the Cash Deposit or provide Landlord with an additional letter of credit in an amount sufficient to restore the aggregate amounts of the Letter(s) of Credit held by Landlord. Landlord may use or apply the whole or any part of the amounts drawn on the Letter of Credit (the “Proceeds”) for the payment of Tenant’s obligations under the Lease. At Landlord’s election, any Proceeds not otherwise applied to amounts then due Landlord shall serve as security for the prompt, full, and faithful performance by Tenant of the terms and provisions of this Lease. Tenant’s obligation to furnish the Letter of Credit and any use, application or retention by Landlord of all or any part of the Proceeds shall not be deemed in any way to constitute liquidated damages for any default by Tenant, or to limit the remedies to which Landlord is otherwise entitled under the terms of this Lease. In the event the Proceeds are reduced below the amount of the Letter of Credit by such use or application, Tenant shall deposit with Landlord, within ten (10) days after notice, an amount sufficient to restore the amount of the Proceeds to the amount of the Letter of Credit. Landlord shall not be required to keep the Proceeds separate from Landlord’s general funds or pay interest on the Proceeds. Provided Tenant has performed all of its obligations under this Lease, any remaining portion of the Proceeds shall be returned to Tenant within sixty (60) days subsequent to the Expiration Date. No trust or fiduciary relationship is created herein between Landlord and Tenant with respect to the Proceeds. If Landlord transfers the Premises during the Term of this Lease, Landlord may pay the Proceeds to Landlord’s successor-in-interest, in which event the transferring Landlord shall be released from all liability for the return of the Proceeds.

    E.     Landlord shall return the Security Deposit to Tenant within sixty (60) days following the expiration of the Term; provided however, no such release shall occur at any time when Tenant has failed to perform any of its obligations under the Lease, regardless of whether any applicable notice or cure periods have expired.

34.    CAPTIONS AND ADDITIONAL DEFINITIONS.

    A.     The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe neither the scope of this Lease nor the intent of any provision thereof.

B.     The term "office" or "offices", wherever used in this Lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing.

C.     The words "reenter" and "reentry" as used in this Lease are not restricted to their technical legal meaning.

D.    The term "rent" as used in this Lease shall mean and be deemed to include Rent, any increases in Rent, all Additional Rent and any other sums payable hereunder.

E.     The term "business days" as used in this Lease shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and union holidays for those unions that materially affect the delivery of services in the Building.

35.    PARTIES BOUND. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

36.    BROKER. Landlord and Tenant covenant, warrant and represent to each other that there was no broker instrumental in consummating this Lease, and no conversations or negotiations were had with any other broker concerning the leasing of the Premises other than the Broker. Tenant and Landlord shall each indemnify, defend and hold and save the other harmless against any and all costs, expenses, liens and other liability from any claims for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party (including, without limitation, the cost of counsel fees in connection with the defense of any such claims in connection with the leasing of the Premises). Landlord hereby agrees that it shall be responsible for the payment of any and all fees and/or commissions due to the Broker pursuant to the terms of a separate agreement.

37.    INDEMNITY.

    A.    Tenant shall not do or permit any act or thing to be done upon the Premises which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of law or of any legal requirement of public authority, but shall exercise such control over the Premises as to fully protect Landlord against any such liability. Subject to subsection C of Article 9 above, Tenant shall defend, indemnify and hold harmless Landlord and its representatives and agents from and against all liabilities, obligations, damages, penalties, claims, demands, causes of action, suits, judgments, costs and expenses, including reasonable attorneys' fees, incurred or arising from any injury to or death of any person or the damage to or theft, destruction, loss or loss of use of, any property or inconvenience (a "Loss") (i) arising out of any act, omission or negligence of a Tenant Party; (ii) occurring in or about the Premises, (iii) occurring outside of the Premises but anywhere within or about the Real Property or the Building, where such accident, injury or damage results from an act or omission of a Tenant Party, (iv) arising from any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed (v) arising out of the installation, operation, maintenance, repair or removal of any property of any Tenant Party located in or about the Building or the Real Property; and (vi) arising from Tenant's failure to comply with the provision of Section 40 regarding Hazardous Substances (as hereinafter defined). The term "Hazardous Substances" shall mean, collectively, (a) asbestos and polychlorinated biphenyls and (b) any materials, wastes and substances which are defined, determined, classified or identified as hazardous, toxic or dangerous pursuant to any law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises, the Real Property or in the Building. Tenant's liability under this Lease extends to the acts and omissions of any subtenant and any contractor, licensee, agent, employee, invitee or visitor of any subtenant. As used herein and in all other provisions in this Lease containing indemnities made for the benefit of Landlord, the term "Landlord" shall mean the Landlord herein named and its managing agent and their respective parent companies and/or corporations, their respective controlled, associated, affiliated and subsidiary companies and/or corporations and their respective members, officers, partners, agents, consultants, servants, employees, successors and assigns.

    B.    Subject to Subsection C of Article 9 above, Landlord shall defend, indemnify and hold harmless Tenant and its representatives and agents from and against each and every Loss arising out of any act, omission or negligence of Landlord, or any of its agents, contractors or employees and arising from any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Landlord to be fulfilled, kept, observed and performed.

    C.    This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof. The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

38.    ADJACENT EXCAVATION SHORING. If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

39.     TENANT'S CERTIFICATE: Tenant shall, without charge at any time and from time to time, within ten (10) business days after written request by Landlord, certify by written instrument confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request, duly executed, acknowledged and delivered and given with the express knowledge that any party may rely on the information set forth in said instrument, to any mortgagee, assignee of any mortgage or to any purchaser, or any proposed mortgagee, assignee of any mortgage or purchaser, or any other person, firm or corporation specified by Landlord. In the event that Tenant fails to deliver to Landlord the certificate signed by Tenant within the time period described hereinabove, then Landlord, Landlord's Mortgagee and any prospective purchaser or mortgagee, may conclusively presume and rely upon the following facts: (i) this Lease is in full force and effect; (ii) the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (iii) not more than one monthly installment of Rent and other charges have been paid in advance; (iv) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (v) Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts. In addition to the foregoing, Landlord reserves the right to exercise any further rights or remedies available to it under the Lease, at law or equity by reason of Tenant's default hereunder.

40.    HAZARDOUS SUBSTANCES.

    A.    Tenant shall not permit the presence, handling, use, storage or transportation of Hazardous Substances in or about the Premises or the Building (excluding normal office products consistent with the Permitted Uses) by any Tenant Party and, if Tenant breaches its obligations under this Article 40, Landlord may (a) immediately take any and all action reasonably appropriate to remedy the same (in which case, Tenant shall reimburse Landlord upon demand for all costs incurred in connection therewith), including taking all appropriate action to clean up or remediate any contamination resulting from the presence, handling, use, storage, disposal or transportation of Hazardous Substances by any Tenant Party or (b) require Tenant, at its sole cost and expense, perform any and all Remedial Work arising from, growing out of or related to any breach of the foregoing covenant by Tenant. The term "Remedial Work" shall mean all investigation, monitoring, restoration, abatement, detoxification, containment, handling, treatment, removal, storage, decontamination, clean-up, transport, disposal or other ameliorative work or response action undertaken in connection with (a) any "Environmental Laws" (as hereinafter defined), (b) any order of any governmental authority having jurisdiction over the Premises and/or the Building, or (c) any final judgment, consent decree, settlement or compromise with respect to any "Hazardous Substances Claims" (as hereinafter defined). The term "Hazardous Substances Claims" shall mean any and all enforcement, clean-up, removal, remedial or other governmental or regulatory actions, agreements or orders threatened in writing, instituted or completed pursuant to any Environmental Laws and any and all other actions, proceedings, claims, written demands or causes of action, whether meritorious or not (including, without limitation, third party claims for contribution, indemnity, personal injury or real or personal property damage), that, in each case, relate to, arise from or are based, in whole or in part, on the occurrence or alleged occurrence of any violation or alleged violation of or responsibility under any applicable Environmental Law by any Tenant Party relating to the Premises and/or the Building or to its use and occupation thereof. The term "Environmental Laws" shall mean any and all present and future federal, state and local laws (whether under common law, statute, ordinance, rule, regulation or otherwise), court or administrative orders or decrees, requirements of permits issued with respect thereto, and other requirements of governmental authorities having jurisdiction over the Premises and/or the Building relating to protection of the environment, to public health and safety or any Hazardous Substances (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), 42 U.S.C. § 9601, et seq., as heretofore or hereafter amended from time to time).

    B.    Landlord shall not permit the presence, handling, use, storage or transportation of Hazardous Substances in or about the Premises or the Building (excluding normal office products consistent with the Permitted Uses). Landlord represents and warrants that to the best of its knowledge, there are no Hazardous Substances in or about the Premises or the Building in violation of applicable law. To the extent there exists any Hazardous Substances in or about the Premises or the Building other than due to the acts or omissions of Tenant or any Tenant Party which are at any time required by applicable law to be handled, removed or disposed of, Landlord shall conduct such handling, removal and disposal at its sole cost and expense. In the event Landlord breaches its obligations hereunder, Landlord at its sole cost and expense, shall perform any and all Remedial Work.

41.    MISCELLANEOUS.

A.    No Offer. This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

B.    Force Majeure. Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

C.    Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

D.    Amendments; Binding Effect; No Electronic Records. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

E.    No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

F.    Water or Mold Notification. To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises, the Building or the Real Property, Tenant shall promptly notify Landlord thereof in writing.

G.    Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to rent and all obligations concerning the condition and repair of the Premises.

H.    Authority. If Tenant is a corporation, partnership or limited liability entity, Tenant hereby represents and warrants that Tenant is a duly formed and validly existing entity qualified to do business in the State of New York and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

I.    Signage; Directory Listings. Tenant shall not exhibit, inscribe, paint or affix any sign, advertisement, notice or other lettering on any portion of the Building or the outside of the Premises without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. A plan of all signage or other lettering proposed to be exhibited, inscribed, painted or affixed on the entry door(s) to the Premises or in the lobby of the floor in which the Premises is located shall be prepared by Tenant in conformity with Building standard signage requirements (if any) and submitted to Landlord for Landlord's consent which shall be granted if in conformity with such standards. Upon the granting of Landlord's consent, Tenant may install such signage at Tenant's sole cost and expense. Upon installation of any such signage or other lettering, such signage or lettering shall not be removed, changed or otherwise modified in any way without Landlord's prior written approval, which may be granted or denied in Landlord's sole discretion. Any signage, advertisement, notice or other lettering which shall be exhibited, inscribed, painted or affixed by or on behalf of Tenant in violation of the provisions of this section may be removed by Landlord and the cost of any such removal shall be paid by Tenant as Additional Rent. Tenant shall also be granted Tenant’s Proportionate Share of directory listings located in the lobby of the Building.

J.    Consents and Approvals; Fees. In all circumstances under this Lease where the prior consent or permission of Landlord is required before Tenant is authorized to take any particular type of action, such consent must be in writing and the determination of whether to grant such consent or permission shall be, except as expressly provided otherwise herein, within the sole and exclusive judgment and discretion of Landlord, and it shall not constitute any nature of breach by Landlord under this Lease or any defense to the performance of any covenant, duty or obligation of Tenant under this Lease that Landlord delayed or withheld the granting of such consent or permission. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant shall reimburse Landlord for Landlord's reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys', engineers' or architects' fees, capped at $3,500.00 within thirty (30) days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

K.    Prohibited Persons and Transactions. Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the OFAC of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto.

L.    Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems ("Telecommunications Services"), for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord's policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

M.    Governing Law. This Lease shall be deemed to have been made in New York County, New York, and shall be construed in accordance with the laws of New York. All actions or proceedings relating, directly or indirectly, to this Lease shall be litigated only in courts located within the County of New York. Landlord and Tenant, any guarantor of the performance of Tenant's obligations hereunder and their respective successors and assigns, hereby subject themselves to the jurisdiction of any state or federal court located with such county.

    N.    Recordation. Tenant covenants not to place this Lease on record or to record this Lease without the prior written consent of Landlord. At the request of Landlord, Tenant will execute a memorandum of lease for recording purposes containing references to such provisions of this Lease as Landlord, in its sole discretion, shall deem necessary.

    O.     Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one agreement. Furthermore, this Lease may be executed by a party's signature transmitted by facsimile or by electronic mail in pdf format (“pdf”), and copies of this Lease executed and delivered by means of faxed or pdf signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon faxed or pdf signatures as if such signatures were originals.

    P.     Furniture. During the Term, Tenant shall be permitted to use the furniture listed on Exhibit “E” annexed hereto (collectively, the “Furniture”). Tenant shall, at its sole cost and expense, maintain and repair the Furniture during the Term. Landlord shall have no obligation to maintain, repair or replace any of the Furniture. Landlord shall retain all right, title and interest in and with respect to the Furniture, and on the Expiration Date, Tenant shall be required to leave the Furniture in the Premises free of all damage thereto, ordinary wear and tear excepted. Landlord and Tenant hereby mutually agree to use good faith efforts to determine the extent of any damage to the Furniture, and if Landlord, in its reasonable discretion, determines that damage has occurred, Landlord shall be permitted to deduct the value of such damage from the Security Deposit.

42.    TERMINATION OPTION. Provided no Event of Default has occurred under this Lease beyond the expiration of all applicable grace and/or cure periods expressly set forth herein, Tenant shall have a one-time option to terminate this Lease (the “Termination Option”). The Termination Option will become effective as of the last day of the calendar month following the two (2) year anniversary of the Commencement Date (the “Termination Date”) provided Tenant has delivered written notice of such termination (the “Termination Notice”) to Landlord on or before the date that is six (6) months prior to the Terminate Date, time being of the essence. As set forth below, Tenant must pay to Landlord, by wire transfer, a termination fee equal to three (3) months of the then escalated Rent and Additional Rent due from Tenant as of the Termination Date (the “Termination Fee”). Tenant shall pay the Termination Fee contemporaneously with its delivery of the Termination Notice. In such event, Tenant will vacate and surrender possession of the Premises to Landlord on the Termination Date in the manner required under this Lease. Any attempt by Tenant to exercise its Termination Option by any method, at any time or in any circumstances other than as specifically set forth in this Article 42 will be null and void and of no force or effect at the sole option and discretion of Landlord. The Termination Option is reserved to Tenant and will not inure to the benefit of any sublessees, transferees, successors and/or assigns of Tenant. Tenant shall remain liable to Landlord for any and all Rent and Additional Rent and to perform any and all of Tenant’s obligations which accrue prior to the Termination Date but which become due on or after the Termination Date.

[The remainder of this page is left intentionally blank. Signature page to follow.]

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                    LANDLORD

    AZUL NYC LLC

                    By:                                               Name:
Title:

                    TENANT

                    COMPASS PATHWAYS, INC.

                    By:
                        Name:
                        Title:

    EXHIBIT “A”

    Premises

EXHIBIT "B"

Landlord's Work

    Landlord agrees, at its sole cost and expense, to perform the following improvements to the Premises:

1.Deliver the Premises in vacant, broom-clean condition, with all Furniture in place.
2.Removal of existing vestibule
3.Construct one (1) conference room in location mutually agreed upon between Landlord Tenant.

    “Substantial Completion”, as utilized herein, shall mean that Landlord shall have delivered to Tenant, and Tenant shall have accepted, vacant possession of the Premises with Landlord's Work fully and finally completed with respect to the Premises and in accordance with the Plans and Work Letter, subject only to a reasonable punch-list of items which can reasonably be expected to be completed within thirty (30) days and which will not materially interfere with Tenant's use or occupancy of the Premises.

    “Tenant Delay Days” means each day of delay in the performance of Landlord's Work that occurs (a) because Tenant fails to furnish within three (3) business days any information or deliver or approve any required documents (whether preliminary, interim revisions or final), pricing estimates, and the like requested by Landlord in writing, (b) because of any material change by Tenant to Landlord’s Work, (c) because Tenant fails to attend any meeting with Landlord, the architect, any design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents, in connection with the performance of Landlord's Work of which Landlord has notified Tenant at least three (3) business days in advance, (d) because of any specification by Tenant of materials or installations which are not readily available in addition to or other than Landlord's standard finish-out materials of which Landlord advises Tenant and Tenant fails to make a substitution which is readily available, or (e) because a Tenant Party otherwise delays completion of Landlord Work and such delay is not cured within three (3) business days of notice of same from Landlord to Tenant.

EXHIBIT "C"

Landlord's Certificate

                         , 2023

______________
44 West 37th Street
New York, New York

Re:     Lease ("Lease") dated ______, 2023 between AZUL NYC LLC, as Landlord, and ____________________, as Tenant, for the ________ floor in the building known as 44 West 37th Street, New York, New York

Ladies and Gentlemen:

    All capitalized terms used herein shall have the meanings set forth in the Lease. Reference is made to Article 1 of the Lease.

    We are writing to acknowledge and confirm that the Commencement Date (as such term is defined in Article 1 of the Lease) under the Lease is ______, and the Expiration Date (as such term is defined in Article 1 of the Lease) is _______. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Schedule A hereto (the "Punchlist Items"), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

Please sign where indicated on the bottom left-hand corner of this letter to indicate your assent to the foregoing and deliver a fully-executed duplicate original of this letter to the undersigned within five (5) days of the date hereof.

AZUL NYC LLC

                        By: _________________________________
                            Name:
                            Title:

ACCEPTED AND AGREED TO:

By: ______________________________

EXHIBIT "D"

Rent Schedule

Lease Year            Annual Rent             Monthly Rent

1                 $240,000.00            $20,000.00

2                 $248,400.00            $20,700.00

3                 $257,094.00            $21,424.50

EXHIBIT “E”

Furniture

-Fourteen (14) chairs
-Eight (8) workstations
-Fourteen (14) lockers
48